Transfer   Agency  Services  Agreement  between  DEM,  Inc.   and
Fund/Plan Services, Inc.
J:\WDATA\ADMIN\DEM\TRANSFER.AGR;  Draft dated: November 15, 1995Page 1 of 14
               TRANSFER AGENCY SERVICES AGREEMENT

          This Agreement, dated as of the 30th day of November, 1995, made by and between DEM, Inc. (the "Company") a corporation operating as a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Maryland and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                        WITNESSETH THAT:

          WHEREAS, the Company desires to appoint Fund/Plan as its Registrar, Transfer Agent and Dividend Disbursing Agent as set forth in this Transfer Agency Services Agreement (the "Agreement") and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and

          WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under
Section 17A(c) of the Securities Exchange Act of 1934, as amended; and

          WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

          Section 1.     The terms as defined in this Section
wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

          Share Certificates shall mean the share certificates representing shares of stock of the Company.

          Shareholders shall mean the registered owners of the shares of the Company in accordance with the share registry records maintained by Fund/Plan for the Company.

          Shares shall mean the issued and outstanding shares of the Company.

          Signature Guarantee shall mean the guarantee of signatures by an "eligible guarantor institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

          Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons so authorized by a resolution of the Board of Directors of the Company to give Oral Instructions on behalf of the Company.

          Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person or persons so authorized by a resolution of the Board of Directors of the Company to give Written Instructions to Fund/Plan.

                    TRANSFER AGENCY SERVICES

          Section 2. The Company shall furnish to Fund/Plan as Transfer Agent, a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of Fund/Plan. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Company authorized by law or the by-laws of the Company to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

          Section 3. Fund/Plan, as Transfer Agent, shall make original issues of Shares in accordance with this Agreement and with the Company's Prospectus and Statement of Additional Information upon the written request of the Company and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of the Company authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

          Section 4. Transfers of Shares shall be registered and new Share Certificates issued by Fund/Plan upon surrender of outstanding Share Certificates (i) in the form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

          Section 5. When mail is used for delivery of Share Certificates, Fund/Plan shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance aranged for by Fund/Plan.

          Section 6. In registering transfers, Fund/Plan as Transfer Agent, may rely upon the applicable commercial code or any other applicable law which, in the written opinion of counsel (a copy of which shall previously have been furnished to the Company), protect Fund/Plan and the Company in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

          Section 7. Fund/Plan, as Transfer Agent, may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to Fund/Plan and may issue new Share Certificates in exchange for and upon surrender of mutilated Share Certificates.

          Section 8. In case any officer of the Company who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, Fund/Plan, as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Company notwithstanding such death, resignation or removal; and the Company shall file promptly with Fund/Plan such approval, adoption or ratification as may be required by law.

          Section 9. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance and transfer of Shares and the issuance, transfer and cancellation of Share Certificates, and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred.

          The Company is responsible to provide Fund/Plan reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number even though Shares for which Certificates have been issued will be accounted for separately.

          Section 10. Fund/Plan shall perform the usual duties and functions of a Stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the Written Instructions of the Company and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Fund/Plan may rely conclusively and without further investigation upon any lists, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Company, or upon the advice of counsel for the Company or for Fund/Plan.
Fund/Plan may record any transfer of Share Certificates which in good faith it reasonably believes to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Fund/Plan, in its capacity as Transfer Agent, reasonably determines such refusal necessary in order to avoid any liability either to the Company or to Fund/Plan. Fund/Plan shall solicit from the Company or its counsel instructions as to the disposition of Share Certificates which Fund/Plan reasonably determines to be questionable for transfer. The Company agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

          Section 11. In case of any request or demand for the inspection of the Share records of the Company, Fund/Plan as Transfer Agent shall endeavor to notify the Company and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                   DIVIDEND REINVESTMENT PLAN

          Section 12. Upon the declaration of each dividend and each capital gains distribution (all dividends and distributions being herinafter referred to as "distributions") by the Board of Directors of the Company, the Company shall notify Fund/Plan of the date of such declaration, the amount payable per share, the record date for determining the shareholders entitled to payment, the payment date, and whether it is payable in cash, common stock or otherwise.

          Written instructions may be received from any Shareholder that they wish to participate in the Plan thus subjecting to the provisions of the Plan all of the shares of capital stock then or thereafter registered to the identical name and address of the Participant. For written notice that a Participant wishes to withdraw from the Plan to be effective as to any distribution, it must be received by Fund/Plan not less than 10 days before the record date for such distribution.

          Upon the termination of the Plan, Fund/Plan shall send to the Shareholder or his transferee a stock certificate or certificates for the whole shares remaining in the account, and shall pay to the Shareholder an amount equal to the market value of any fractional interest in the account based on the "market price" of the Company's shares on the effective date of termination.

          On or before each payment date, the Company will transfer, or will cause the Custodian to transfer to Fund/Plan in its capacity as Dividend Disbursing Agent, the total amount of the distribution currently payable. Fund/Plan shall credit the appropriate shares to the Participants in the Plan. In cases where the Shareholders have elected to receive distributions in cash, Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them.

          The Company shall be responsible to arrange purchases of the Company's shares at market price in accordance with the Plan.

                              FEES

          Section 13. The Company agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Company and Fund/Plan. The Company authorizes Fund/Plan to debit the Company's custody account for invoices which are rendered for the services performed for the applicable function. The invoices for the service will be sent to the Company after the debiting with the indication that payment has been made.

          (ii) reimbursement of any reasonable out-of-pocket expenses paid by Fund/Plan on behalf of the Trust, which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

          During the term of this Agreement, should the Company seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Company.

                       GENERAL PROVISIONS

          Section 14. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Act, any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.

          Section 15. In addition to the services as Transfer Agent and Dividend Disbursing Agent as set forth above, Fund/Plan will perform other services for the Company as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms and mailing semi-annual reports to shareholders of the Company.

          Section 16. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

          Section 17.

          (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement that result from willful misfeasance, bad faith, negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

          (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Company shall be deemed, when rendering services to such entity or acting on any business of the Company (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Company and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.

          (c) Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders or agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Company or upon the opinion of legal counsel to the Company, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this Agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their willful misfeasance, bad faith, negligence or reckless disregard of its or their duties hereunder.

          If a claim is made against Fund/Plan as to which Fund/Plan may seek indemnity under this Section, Fund/Plan shall notify the Company promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against Fund/Plan within ten (10) days after Fund/Plan shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section 8(d) if the Company has not been prejudiced in any material respect by such failure.

          The Company shall have the sole right to control the defense of any action, suit or proceeding in which Fund/Plan is involved and for which indemnity is being provided by the Company to Fund/Plan. The Company shall have the sole right to control the settlement of any action, suit or proceeding subject to Fund/Plan's approval, which shall not be unreasonably withheld. Fund/Plan shall have the right, but not the obligation, to participate in the defense or settlement of a claim or action, with its own counsel, but any costs or expenses incurred by Fund/Plan in connection with, or as a result of, such participation will be borne solely by Fund/Plan. Fund/Plan shall have the right to participate in the defense of an action or proceeding and to retain its own counsel, and the reasonable fees and expenses of such counsel shall be borne by the Company (which shall pay such fees, costs and expenses at least quarterly) if:

               (i) Fund/Plan has received an opinion of counsel stating that the use of counsel chosen by the Company to represent Fund/Plan would present such counsel with a conflict of interest;

               (ii) the defendants in, or targets of, any such action or proceeding include both Fund/Plan and the Company, and legal counsel to Fund/Plan shall have reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Company or which may be adverse to or inconsistent with defenses available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of Fund/Plan); or

               (iii) the Company shall authorize Fund/Plan to employ separate counsel at the expense of the Company. Notwithstanding anything to the contrary herein, it is understood that the Company shall not, in connection with any action, suit or proceeding or related action, suit or proceeding, be liable under this Agreement for the fees and expenses of more than one firm.

          Section 18. Fund/Plan is authorized, upon receipt of Written Instructions from the Company, to make payment upon redemption of Shares without a signature guarantee. The Company hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee.

          Section 19.

          (a) The term of this Agreement shall be for a period of two (2) years, commencing on the date which the Company's registration statement is declared effective by the U.S. Securities and Exchange Commission ("Effective Date") and shall continue thereafter on a year to year term subject to termination by either Party as set forth in (c) below.

          (b) The fee schedule set forth in Schedule "B" attached shall be fixed for two (2) years commencing on the Effective Date of this Agreement.

          (c) After the initial term of this Agreement, the Company or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred twenty (120) days after the date of receipt of such notice. Upon the effective termination date, the Company shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

          (d) If a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Company by written notice to Fund/Plan in connection with the termination of this Agreement, Fund/Plan shall promptly, upon such termination and at the expense of the Company, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.

          Section 20.    The Company shall file with Fund/Plan a
certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

          Section 21.    This Agreement may be amended from time
to time by a supplemental agreement executed by the Company and Fund/Plan.

          Section 22. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

If to the Company:                                                    If to
Fund/Plan:

DEM, Inc.                                Fund/Plan Services, Inc.
The World Trade Center - Baltimore              2 West Elm Street
401 E. Pratt Street, 28th Floor           Conshohocken, PA  19428
Baltimore, MD  21202       Attention: Kenneth J. Kempf, President
Attention:  Nathan A. Chapman, Jr.


          Section 23. The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and, when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

          Section 24. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 25. This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Company, authorized or approved by a resolution of their respective Boards of Directors.

          Section 26.    This Agreement shall be governed by the
laws of the State of Maryland and the exclusive venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

          Section 27.    No provision of this Agreement may be
amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Company.

          Section 28. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby substantially impaired.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of eleven typewritten pages, together with Schedules "A" and "B" to be signed by their duly authorized officers as of the day and year first above written.


DEM, Inc.                                Fund/Plan Services, Inc.


/s/ NATHAN A. CHAPMAN,
JR.                                                /s/ KENNETH J.
By:  Nathan A. Chapman, Jr.,                                KEMPF
President                                   By: Kenneth J. Kempf,
                                                        President

                                                     Schedule "A"

                TRANSFER AGENCY STANDARD SERVICES


I.   Shareholder File

          1. Establish new accounts and enter demographic data into shareholder base. Includes review and file maintenance for all NSCC originated registrations and data changes for FundServ, Networking and ACTS accounts for compliance with Investar customer file requirements.

          2. Create Customer Information File (CIF) to link accounts within the Fund and across funds within the Fund Group. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

          3. 100% quality control of new account information, including verification of initial investment.

          *4. Systematic linkage of shareholder accounts with exact matches on SSN and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.

          *5. Production of household mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

          6. Maintain account and customer file records based on shareholder request and routine quality review.

          7. Maintain tax ID certification and NRA records for each account, including backup withholding.

          8.   Provide written confirmation of address changes.

          9. Produce shareholder statements for daily activity, dividends, on-request, third party and periodic mailings.

        *10.   Produce shareholder lists, labels and ad hoc
          reports to Fund management as requested.

          11. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

II        Shareholder Services

          1. Provide quality service through a staff of highly trained NASD licensed customer service personnel, including phone, research and correspondence representatives.

          2. Answer shareholder calls: provide routine account information, transaction details and problem solving.

          3. Silent monitoring of shareholder calls by the phone supervisor to ensure exceptional customer service.

          4. Record and maintain tape recordings of all shareholder calls for a six month period.

          5. Phone Supervisor produces daily management reports of shareholder calls which track volumes, length of calls, average wait time and abandoned call rates to ensure quality service.

          6. Phone representatives are thoroughly trained through in house training programs on the techniques of providing exceptional customer service.

          7. Customer inquiries received by letter or telephone are thoroughly researched by a correspondence team member. These inquires include such items as, account/customer file information, complete historical account information, stop payments on checks, transaction details and lost certificates.


III.      Investment Processing

          1.   Initial investment (checks or Fed wires).

          2. Prepare and process daily bank deposit of shareholder investments.

          *3.  NSCC - Fund Serv trades.


IV.       Exchange & Transfer Processing

          1.   Process legal transfers.

          2.   Issue and cancel certificates.

          3.   Replace certificates through surety bonds
          (separate charge to shareholder).

V. Retirement Plans (only if Semper Trust is engaged as trustee)

          1.   Fund sponsored IRAs offered using Semper Trust
          Company as trustee.  Services include:

               a.   Contribution processing
               b.   Distribution processing
               c.   Apply rollover transactions
               d.   Process Transfer of Assets
               e.   Letters of Acceptance to prior custodians
               f.   Notify IRA holders of 70 1/2 requirements
               g.   Calculate Required Minimum Distributions
               h.   Maintain beneficiary information file
               i.   Solicit birth date information

          2.   Fund sponsored SEP-IRA plans offered using Semper
          Trust Company as Trustee. Services include those listed under IRAs and:

               a.   Identification of employer contributions

          3.   Fund sponsored Qualified plans offered.

               a.   Plan document available
               b.   Omnibus/master account processing only
               c.   Produce annual statements
               d.   Process contributions
               e.   Process distributions
               f.   Process rollover and Transfer of Assets
          transactions


VI.       Settlement & Control

          1. Daily review of processed shareholder transactions to assure input was processed correctly.

          2. Preparation of daily cash movement information to be passed to the Fund's Accounting Agent and Custodian
          Bank by 10:00 am EST.

          3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

          4. Resolve any outstanding share or cash issues that are not cleared by trade date + 2.

          5. Process shareholder adjustments to include the proper notification of any booking entries needed, as well as any necessary cash movement.
          6. Settlement and review of Fund's declared dividends and capital gains to include the following:

                    a.   Review record date report for accuracy
               of shares.
                    b.   Preparation of dividend settlement
               report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.
                    c.   Distribute copies to the Fund's
               Accounting Agent.
                    d. Preparation of the checks prior to being mailed.
                    e.   Sending of any dividends via wires if
               requested.
                    f. Preparation of cash movement information for the cash portion of the dividend payout on payable date.

          7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

          8. Maintain inventory control for stock certificates and dividend check form.

          9.   Aggregate tax filings for all Fund/Plan clients.
          Monthly deposits to the IRS of all taxes withheld from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.


VII.      Year End Processing

          1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

          2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

          3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

          4. Review IRS Revenue Procedures for changes in transaction and distribution reporting and specifications for the production of forms to ensure compliance.

          5.   Coordinate year end activity with client.
          Activities include producing year end statements, scheduling record dates for year dividends and capital gains, production of combined statements, printing of inserts to be mailed with tax forms.

          6. Distribute Dividend Letter to funds for them to sign off on all distributions paid year to date. Dates and rates must be authorized so that they can be used for reporting to the IRS.

          7. Coordinate the ordering of form stock and envelopes from vendor in preparation of tax reporting.
          Review against IRS requirements to ensure accuracy.

          8.   Prepare form flashes for the microfiche vendor.
          Test and oversee the production of fiche for year end statements and tax forms.

          9. Match and settle tax reporting totals to fund records and on-line date from Investar.

          10.  Produce forms 1099R, 1099B, 1099Div, 5498, 1042S
          and year end valuations. Quality assure forms before mailing to shareholders.

          11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.

          12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.


VIII.     Client Services

          1.   An Account Manager is assigned to each
          relationship. The Account Manager acts as the liaison between the Fund and the Transfer Agency staff.
          Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant fund interaction on daily operational issues.

               Specifically:

                    a. Scheduling of dividends, proxies, report mailing and special mailings.
                    b. Coordinate with the Fund the shipment of materials for scheduled mailings.
                    c.   Liaison between the Fund and support
               services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes.

                    d.   Handle all notification regarding proxy
               tabulation through the meeting. Coordinate scheduling of materials, including voted cards, tabulation letters, and shareholder list, to be available for the meeting.
               e.   Order special reports, tapes, discs for
          special systems requests received.

                    f.   Implement new operational procedures,
               e.g., check writing feature, load discounts, minimum waivers, sweeps, telephone options, PAD promotions.
                    g.   Coordinate with systems, services and
               operations on special events, e.g., mergers, new fund start ups, small account liquidations, combined statements, household mailings, additional mail files.
                    h.   Prepare standard operating procedures
               and review prospectus for new funds and our current client base. Coordinate implementation of suggested changes with the Fund.
                    i.   Liaison between the Fund and the
               transfer agency staff regarding all service and operational issues.

          2.   Proxy Processing  (Currently one free per year)

               a.   Coordinate printing of cards with vendor.
               b.   Coordinate mailing of cards with Account
          Manager and mailroom.
               c.   Provide daily report totals to Account
          Manager for client notification.
               d.   Preparation of affidavit of mailing
          documents.
               e.   Provide one shareholder list.
               f.   Prepare final tabulation letter.

          3.   Blue Sky Processing

                    a. Maintain file with additions, deletions, changes and updates at the Fund's direction.
                    b.   Provide daily and monthly reports to
               enable the Fund to do necessary state filings.

                                                     Schedule "B"


      Shareholder Services and Transfer Agent Fee Schedule
                               for
                            DEM, Inc.

This Fee Schedule is fixed for a period of two (2) years from the
                         Effective Date
            as that term is defined in the Agreement.


I.   Transfer Agency - Annual Fees (1/12 payable monthly)

     $22.00 per account (minimum $30,000)

II.  Out of Pocket Expenses:

     DEM, Inc. will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, records retention, tapes, couriers and any pre-approved travel expenses.

III. Other Services Not Covered By This Agreement

     Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies are not included herein, and will be quoted separately. To the extent DEM, Inc. should decide to make an additional offering of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.